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                                                                    Exhibit 23.3

                             Accountants' Consent



The Board of Directors
DrugMax.com, Inc.
Largo, Florida

We consent to the use of our report dated June 1, 2000 relating to the balance sheet as of March 31, 2000 and the related statement of operations, shareholder's equity and cash flows for the period then ended of VetMall, Inc. in Form SB-2 of DrugMax.com, Inc. and the reference to our firm under the heading "experts" in the prospectus.


BRIMMER, BUREK & KEELAN LLP
Tampa, Florida
November 1, 2000